UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 7, 2013

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.
(e)
Consistent with the Company’s Corporate Governance Guidelines, Mr. Archie Bennett, Jr. tendered to the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Company”) a letter of proposed retirement from the Board, effective on his 75th birthday, January 18, 2013. As previously reported, on December 21, 2012, the Board accepted Mr. Bennett’s resignation, effective January 18, 2013. Upon his retirement, Mr. Bennett will assume the role of Chairman Emeritus pursuant to a Chairman Emeritus Agreement.
In connection with Mr. Archie Bennett’s retirement, the Non-Compete/Services Agreement between Mr. Archie Bennett and the Company will be terminated and replaced with a Chairman Emeritus Agreement to reflect Mr. Bennett’s new role with the Company. The Chairman Emeritus position will be an advisory position, and Mr. Bennett will not be a voting member of the Board nor will he be an executive officer of the Company. In recognition for his past service to the Company and in consideration for his continued service as Chairman Emeritus, the Company will pay Mr. Bennett a lifetime stipend of $700,000 per year. Mr. Bennett will remain eligible for all benefits currently available to him, including medical, dental, vision, pension, 401(k), accident, disability and life insurance as well as reimbursement for reasonable expenses incurred by him in connection with his service to the Company. Additionally, all of the unvested equity awards currently held by Mr. Bennett (or entities owned or controlled by him) will immediately become fully vested. The agreement will terminate on the death of Mr. Bennett or on such earlier date as he elects to terminate the agreement. The foregoing description of the Chairman Emeritus Agreement is qualified in its entirety by reference to the Chairman Emeritus Agreement attached hereto as Exhibit 10.1.
Remington Lodging & Hospitality, LLC, the Company’s primary property manager has acknowledged that the events described in this filing will not constitute a Remington Termination Event, as such term is defined in the Mutual Exclusivity Agreement between Remington and the Company.
Disclosure is made pursuant to this Item 5.02(e) because Mr. Bennett has historically been included in the Company’s proxy statement as a named executive officer. However, to the extent the Chairman Emeritus Agreement is deemed to be a material agreement between the Company and a director or significant shareholder, the information set forth in this Item 5.02(e) is incorporated by reference into Item 1.01 of this Form 8-K.

ITEM 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
10.1    Chairman Emeritus Agreement, dated January 7, 2013, between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Archie Bennett, Jr.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2013

ASHFORD HOSPITALITY TRUST, INC.

By:    /s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel